EXHIBIT 4.7

                             STOCK OPTION AGREEMENT


            1. Grant of Option. TelePad, Corporation, a Delaware corporation (the "Company"), hereby grants to __________ (the "Optionee"), an option to purchase an aggregate of ______ shares of common stock, $.01 par value ("Common Stock"), of the Company at a price of $_____ per share, purchasable as set forth in and subject to the terms and conditions of this Agreement.


            2. Vesting, Exercise of Option and Provisions for Termination.

              (a) Vesting. This option may be exercised at any time after __________, 199_, provided that the Optionee remains an advisor to the Company at all times from the date of the grant of this option through __________, 199_. Notwithstanding any other provision of this option, if the Optionee voluntarily terminates his status as an advisor to the Company at any time on or before __________, 199_, this option shall become null and void in its entirety.

              (b) Exercise Period. Except as otherwise provided herein, this option may be exercised at any time prior to __________, 199_, as to the number of shares equal to an aggregate of ______ shares. The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible at any one time, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to __________, 199_.

              (c) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in cash. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice, together with the required payment.

              (d) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled prior to __________, 199_ this option shall be exercisable, within the period of three months following the date of death or disability of the Optionee, by the Optionee or the person to whom this option is transferred by will or the laws of descent and distribution.

            3. Delivery of Shares; Compliance With Securities Laws, Etc.

              (a) General. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.



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              (b)  Listing, Qualification, Etc.  This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this, option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

              (c) Agreement by Optionee to Execute Stock Restriction Agreement. The Optionee hereby agrees to execute a Stock Restriction Agreement, substantially in the form, and containing the terms and provisions, of the Stock Restriction Agreement attached hereto as Exhibit A, with respect to any shares of Common Stock acquired by Optionee pursuant to this option.

            4. Nontransferability of Option. Except as provided in paragraph (d) of Section 2, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

            5. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

            6. Adjustments.

              (a) General. If, as a result of a merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the outstanding shares of Common Stock or other securities, the outstanding shares of Common Stock are increased or decreased, or are exchanged for a different number or kind of shares or other securities, or additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the number and kind of shares or other securities subject to this option and (ii) the price for each share subject to this option, without changing the aggregate purchase price as to which this option remains exercisable.

              (b) Board Authority to Make  Adjustments.  Adjustments  under this
Section 6 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made

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and the extent  thereof will be final,  binding and  conclusive.  No  fractional shares will be issued pursuant to this option on account of any such adjustments.

              (c) Limits on Adjustments.  No adjustment shall be made under this
Section 6 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

            7. Investment Representations; Legend.

              (a)  Representations.   The  Optionee  represents,   warrants  and
covenants that:

                  (i) Any shares purchased upon exercise of this option shall be acquired for the Optionee's account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act") or any rule or regulation under the Securities Act.

                  (ii) The Optionee has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his investment in the Company.

                  (iii) The  Optionee  is  able  to bear  the  economic  risk of holding shares acquired pursuant to the exercise of this option for an indefinite period.

                  (iv)  The Optionee understands that:

                  (A) the shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act;

                  (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available;

                  (C) in any event, the exemption from registration under Rule 144 will not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and


                                       -3-

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                  (D)   there is now no registration  statement on file with the
                        Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired Pursuant to the exercise of this option under the Securities Act.

                        By making  payment  upon  exercise of this  option,  the
                  Optionee shall be deemed to have reaffirmed, as of the date of such payment, the-representations made in this Section 7.

              (b) Legend on Stock Certificates. All stock 'certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

              "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

            8. Miscellaneous.

              (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

              (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

              (c) This option shall be governed by and construed in accordance with the laws of the State of Maryland.



Date of Grant:                                            TELEPAD CORPORATION

__________, 199_

                                                          By:___________________


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OPTIONEE'S ACCEPTANCE

            The undersigned hereby accepts the foregoing option and agrees to terms and conditions thereof.

                                                          OPTIONEE

                                                          ______________________



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                                    EXHIBIT A

          IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING,
                    INCLUDING THE MERITS AND RISKS INVOLVED.

          THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR
              STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.
          FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE
            ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY
            AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS
         PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE
         APPLICABLE STATE SECURITIES LAWS, PURSUANT TO THE REGISTRATION
           OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY
        MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR
                          AN INDEFINITE PERIOD OF TIME.


                           STOCK RESTRICTION AGREEMENT

            THIS STOCK RESTRICTION AGREEMENT (this "Agreement") is made this __th day of 199_, between TELEPAD CORPORATION, a Delaware corporation, (the "Company"), and _______________ ("Optionee").

            For valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

            1. Purchase of Shares. Optionee hereby subscribes for and, upon acceptance hereof, shall purchase, subject to the terms and conditions set forth in this Agreement, ______ shares (the "Shares") of common stock, $0.01 par value, of the Company (the "Common Stock"), at a purchase price of $_____ per Share. The aggregate purchase price for the Shares shall be paid by Optionee by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt of payment by the Company for the Shares, the Company shall issue to Optionee one or more certificates in the name of Optionee for that number of Shares purchased by Optionee. Optionee agrees that the Shares shall be subject to the restrictions on transfer set forth in Sections 2 of this Agreement.

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            2. Restrictions on Transfer.

              (a) Except as otherwise provided in Section 2b below, Optionee shall not, during the term of the Purchase Option, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Shares.

              (b) Notwithstanding the foregoing, Optionee may transfer Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that such Shares shall remain subject to this Agreement (including, without limitation, the restrictions on transfer set forth in this Section 2 and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

              (c) Optionee shall not transfer any of the Shares except by a transfer that satisfies the following requirements:

                  (i) If Optionee proposes to transfer any Shares (the "Offered Shares"), then Optionee shall first give written notice of the proposed transfer (the "Transfer Notice") to the Company. The Transfer Notice shall name the proposed transferee(s) and state the number of shares to be transferred, the price per share and all other material terms and conditions of the transfer.

                  (ii) For thirty (30) days following receipt by the Company of such Transfer Notice, the Company shall have the option to purchase all or any lesser part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all of the Offered Shares, it shall give written notice of its election to Optionee within such 30-day period and the settlement of the sale of such Offered Shares being purchased by the Company shall be made as provided below in Section 2c(iv).

                  (iii) If the  Company  does not  elect to  acquire  all of the
                        Offered Shares, the Company shall, within 30 days after receipt of Optionee's Transfer Notice, give written notice of its decision to such holders of Common Stock or Preferred Stock (if any) of the Company as the Company deems appropriate ("Eligible Stockholders"). Such notice shall state the number of Offered Shares available for purchase. Each Eligible Stockholder shall be entitled to purchase that proportion of the Offered Shares available for purchase as the number of shares of Common Stock owned by him or her bears to the total number of issued and outstanding shares of Common Stock of the Company then owned by all Eligible Stockholders. For this purpose, any shares of

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                        Preferred Stock of the Company then outstanding shall be
                        treated  as if  converted  into the  number of shares of
                        Common   Stock  into  which  such  shares  may  then  be
                        converted. Within ten days after mailing of such notice to the Eligible Stockholders, each Eligible Stockholder shall give written notice to the Company and to Optionee
                        stating  how  many   additional   shares  such  Eligible
                        Stockholder win purchase if additional Offered Shares are made available. If an Eligible Stockholder fails to respond in writing within this ten-day period to the notice given by the Company, the right of such Eligible Stockholder to acquire his or her proportionate part of the Offered Shares shall terminate. If one or more Eligible Stockholders does not elect to acquire his or
                        her  full  pro  rata  shares  of  the   Offered   Shares
                        available, these Offered Shares shall be allocated to each other Eligible Stockholder in the same proportion as the Eligible Stockholders holdings of Common Stock bears to the aggregate of all Eligible Stockholders
                        holdings  of  Common  Stock   (treating  all  shares  of
                        Preferred Stock, if any, as if converted into Common Stock). If any Eligible Stockholder is thereby given the right to purchase a greater number of Offered Shares than he or she has subscribed for, the excess shall be reallocated to the other Eligible Stockholders on the same proportionate basis described above. The Company shall allocate and reallocate the shares available
                        according   to  this   procedure,   but  it  shall  have
                        discretion to allocate amounts of less than 100 shares as it sees fit in its sole discretion. All allocations and reallocations pursuant to this Section 2c(iii) must be completed within 14 days after the end of the ten-day period referred to above.

                  (iv) If the Company and/or Eligible Stockholders elect to acquire all, but not less than all, of the Offered Shares of Optionee as specified in Optionee's Transfer Notice, the Company shall so notify Optionee and settlement shall be made at the principal office of the Company in cash within 60 days after the Company receives Optionee's Transfer Notice; provided that if the terms of payment set forth in Optionee's Transfer Notice were other than cash against delivery, the Company and/or the Eligible Stockholders may pay for said Offered Shares on the same terms and conditions set forth in Optionee's Transfer Notice.

                  (v) If the Company and/or the Eligible Stockholders do not elect to acquire all of the Offered Shares specified in Optionee's Transfer Notice, Optionee may, within the 60-day period following the expiration of the option rights granted to the Company and the Eligible Stockholders pursuant to this Section 2, transfer the Offered Shares specified in Optionee's Transfer Notice to the proposed transferee(s), provided that this sale shall not be on terms and conditions more favorable to the purchaser than those contained in Optionee's Transfer Notice. Upon completion of such a transfer, the transferred shares shall thereafter be released from all restrictions under this Section 2. If Optionee does not consummate the transfer within such 60-day period, the rights provided hereby shall be deemed to be revived with respect to such shares and no transfer shall be effected without first offering the shares in accordance herewith.

                  (vi) The following transactions shall be exempt from the provisions of this Section 2c:

                  (A) Optionee's transfer of any or all of his shares, either during his lifetime or death, by will or intestacy, to his immediate family or to a trust, the beneficiaries of which are exclusively one or more of Optionee and a member or members of Optionee's immediate family, except any such transfers made pursuant to any divorce or separation proceedings or settlement. The term "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of Optionee; or

                  (B) Any transfer pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; provided, however, that, except with respect to a transfer pursuant to Section 2c(vi)(B), the transferee shall receive and hold such stock subject to the provisions of this Agreement and there shall be no further transfer of such stock except in accordance with this Agreement.

                  (vii) The foregoing  right of first  refusal  shall  terminate upon the closing of the first public offering of securities of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act (as defined below) that results in aggregate gross proceeds to the Company of at least $7,500,001 with a net sales price per share of at least $5.00.

            3. Effect of Prohibited Transfer.  The Company shall not be required
(a) to transfer on its books any of the Shares that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

            4. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws: "the shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the Corporation and the registered owner of this certificate (or his or her predecessor in interest), and such Stock Restriction Agreement is available for inspection without charge at the office of the Treasurer of the Corporation."

            5. Investment Representations. Optionee represents, warrants and covenants as follows:

              (a) Optionee is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

              (b) Optionee has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

              (c) Optionee, along with his advisors, has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

              (d) Optionee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

              (e) Optionee understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available;
(iii) in any event, the exemption from registration under Rule 144 will not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

              (f) A legend substantially in the following form will be placed on the certificate or certificates representing the Shares: "the shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

            6. Adjustments for Stock Splits, Stock Dividends, etc.

              (a) If from time to time during the term of this Agreement there is any stock split stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any

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and all new, substituted or additional  securities to which Optionee is entitled by reason of his ownership of the Shares shall be immediately subject to, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares.

              (b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including, without limitation, cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company's successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as to the Shares, except as otherwise provided herein.

            7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

            8. Waiver. Any provision contained in this Agreement may be waived on behalf of the Company, either generally or in any particular instance, by the Board of Directors of the Company.

            9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Optionee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 2 of this Agreement.

            10. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving Optionee any right to be retained, in any position, or as an employee of the Company.

            11. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 11.

            12. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

            13.  Entire  Agreement.   This  Agreement   constitutes  the  entire
agreement  between  the  parties,   and  supersedes  all  prior  agreements  and
understandings, relating to the subject matter of this Agreement.

            14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Optionee.

            15. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             TELEPAD CORPORATION



__________________________                   __________________________
By:                                          By:
SSN:________________